UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2014

MEDICAL PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(205) 969-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A is filed by Medical Properties Trust, Inc. (the “Company”) to provide additional details regarding the Company’s appointment of D. Paul Sparks, Jr. to its Board of Directors, as reported in the Company’s Current Report on Form 8-K filed on September 5, 2014.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2014, Medical Properties Trust appointed D. Paul Sparks, Jr. to the Company’s Board of Directors, effective September 3, 2014.

Mr. Sparks will be compensated for his service as a director on the same basis as other non-employee directors of the Company. Compensation for the Company’s non-employee directors is described in the Company’s Definitive Proxy Statement for its 2014 Annual Meeting of Stockholders as filed with the Commission on April 23, 2014. As compensation for serving on the Company’s Board of Directors, each non-employee director receives a cash retainer and has annually been awarded restricted stock which vest over three years in equal quarterly amounts. The Company also reimburses its directors for reasonable expenses incurred in attending Board of Director and committee meetings. The Company’s Compensation Committee may change the compensation of the Company’s non-employee directors in its discretion.

In connection with Mr. Sparks’ appointment to the Board of Directors, the Company expects to enter into its standard indemnification agreement with Mr. Sparks in substantially the same form previously filed as an exhibit to the Company’s Registration Statement on Form S-11 filed with the Commission on October 26, 2004, as amended (File No. 333-119957). The indemnification agreement will generally provide that the Company will, to the fullest extent permitted by Maryland law, indemnify and defend Mr. Sparks against all losses and expenses incurred as a result of his current or past service to the Company. The agreement will also provide for the advancement of expenses in connection with a threatened, pending or completed action, suit or proceeding.

Other than the director compensation arrangements described above, there is not any arrangement or understanding between Mr. Sparks and any other persons pursuant to which he was selected as a director of the Company. Furthermore, the Company has not been since the beginning of the last fiscal year, and is not currently proposed to be, a participant in any related party transaction with Mr. Sparks within the meaning of Item 404(a) of Regulation S-K.

The Board of Directors has determined that Mr. Sparks qualifies as an independent director under the New York Stock Exchange listing standards and the Company’s bylaws. The Company expects that Mr. Sparks will participate on one or more of the Ethics, Nominating and Corporate Governance, Audit, Compensation and Investment Committees.

In connection with this appointment, the Board of Directors also changed the size of the Board from seven to eight directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1*	Press release dated September 5, 2014

* Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: September 9, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

99.1*	Press release dated September 5, 2014

* Previously filed.

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